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Exhibit 13.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 20-F of Daimler AG (the "Company") for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dr. Dieter Zetsche, as Chairman of the Board of Management of the Company, and Bodo Uebber, as Member of the Board of Management, Finance & Controlling / Financial Services, of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DIETER ZETSCHE
Name:	Dr. Dieter Zetsche
Title:	Chairman of the Board of Management / Head of Mercedes-Benz Cars
Date:	February 27, 2008

/s/ BODO UEBBER
Name:	Bodo Uebber
Title:	Member of the Board of Management Finance & Controlling / Financial Services
Date:	February 27, 2008

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  Exhibit 13.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002